EXHIBIT 99

GOLF TRUST OF AMERICA, INC.
2007 STOCK OPTION PLAN

1.           Purposes of Plan.  The purposes of this Plan, which shall be known as the Golf Trust of America, Inc. 2007 Stock Option Plan, and is hereinafter referred to as the “Plan,” are (i) to provide incentives for key employees, directors, consultants and other individuals providing services to Golf Trust of America, Inc. (the “Company”) and its subsidiaries and other related entities (each of which is referred to herein as a “Subsidiary”) by encouraging their ownership of the Common Stock, $.01 par value per share, of the Company (the “Stock”), and (ii) to aid the Company in attracting and retaining such key employees, directors, consultants and other individuals upon whose efforts the Company's success and future growth depends.

2.           Administration.

(a)           This Plan shall be administered by a committee of the Board of Directors of the Company (the “Board”) or subcommittee thereof (the “Committee”).  The Committee shall be appointed from time to time by the Board and shall consist of not fewer than two of its members.  In the event that no such Committee exists or is appointed, then the powers to be exercised by the Committee hereunder shall be exercised by the Board.

(b)           For purposes of administration, the Committee, subject to the terms of this Plan, shall have plenary authority to establish such rules and regulations, to make such determinations and interpretations, and to take such other administrative actions, as it deems necessary or advisable.  All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including those granted options hereunder (the “Optionees”) and their legal representatives and beneficiaries.

(c)           Notwithstanding any other provisions of this Plan, the Committee may impose such conditions on any options as may be required to satisfy the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Act”), or Sections 162(m) and 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

(d)           The Committee shall hold its meetings at such times and places as it may determine.  A majority of its members shall constitute a quorum.  All determinations of the Committee shall be made by a majority of its members.  Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held.  The Committee may appoint a secretary (who need not be a member of the Committee).  No member of the Committee shall be liable for any act or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in, or not opposed to, the best interests of the Company.

3.           Stock Available for Options.  There shall be available for options under this Plan a total of 350,000 shares of Stock, subject to any adjustments that may be made pursuant to Section 5(f) hereof.  Shares of Stock used for purposes of this Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both.  Shares of Stock covered by options which have terminated or expired prior to exercise, or which have been tendered as payment upon exercise of other options pursuant to Section 5(c), shall be available for further option grants hereunder.

4.           Eligibility.  Options under this Plan may be granted to key employees of the Company or any Subsidiary, including officers or directors of the Company or any Subsidiary, and to consultants and other individuals providing services to the Company or any Subsidiary.  Options may be granted to eligible persons whether or not they hold or have held options previously granted under this Plan or otherwise granted or assumed by the Company.  In selecting recipients for options, the Committee may take into consideration any factors it may deem relevant, including its estimate of the individual’s present and potential contributions to the success of the Company and its Subsidiaries.  Service as a director, officer or consultant of or to the Company or any Subsidiary shall be considered employment for purposes of this Plan (and the period of such service shall be considered the period of employment for purposes of Section 5(d) of this Plan); provided, however, that incentive stock options may be granted under this Plan only to an individual who is an “employee” (as such term is used in Section 422 of the Code) of the Company or a Subsidiary which constitutes a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

5.           Terms and Conditions of Options.  The Committee shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder, which terms and conditions need not be the same in each case, subject to the following:

(a)           Option Price.

(i)           The price at which each share of Stock may be purchased upon exercise of an option granted under this Plan shall be determined by the Committee in its discretion, but shall not be less than the fair market value per share of Stock on the date of grant of the option.  In the case of any option intended to be an incentive stock option granted to an individual owning (directly or by attribution as provided in Section 424(d) of the Code), on the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary (which individual shall hereinafter be referred to as a “10% Stockholder”), the price at which each share of Stock may be purchased upon exercise of the option shall not be less than 110% of the fair market value per share of Stock on the date of grant of the option.  The date of grant of an option shall be the date specified by the Committee in its grant of the option and shall be determined in accordance with Treasury Regulation § 1.409A-1(b)(5)(vi)(B).  Except as otherwise provided in Section 5(f) of this Plan, the option price of an outstanding option under this Plan may not be repriced.  Notwithstanding the foregoing, an option may be granted with an exercise price lower than that set forth above if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(ii)           For purposes of this Section 5(a), “fair market value” shall mean, per share of Stock on a particular date, the closing sales price on such date on the American Stock Exchange, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such market.  If the shares of Stock are not listed on the American Stock Exchange, but are traded on a national securities exchange or in an over-the-counter market, the closing sales price (or if there is no closing sales price reported, the average of the closing bid and asked prices) for the shares of Stock on the particular date, or on the last preceding date on which there was a sale of the shares of Stock on that exchange or market, will be used.  If the shares of Stock are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee, will be used; provided, however, that such determination shall be in a manner consistent with Section 409A of the Code.

(b)           Option Period.  The period for exercise of an option shall be determined by the Committee in its discretion but in no event shall the exercise period be more than ten years from the date of grant, or in the case of an option intended to be an incentive stock option granted to a 10% Stockholder, more than five years from the date of grant.  Options may, in the discretion of the Committee, be made exercisable in installments during the option period.  Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period, subject to Section 5(d) below.

(c)           Exercise of Options.  In order to exercise an option, the Optionee shall deliver to the Company written notice specifying the number of shares of Stock to be purchased, together with full payment of the purchase price therefor; provided, that for the purpose of assisting an Optionee with the exercise of an option, the Company may make loans to the Optionee or guarantee loans made by third parties to the Optionee, on such terms and conditions as the Board may authorize and as otherwise permitted by law.  The purchase price may be paid in (i) cash (or a certified or bank cashier’s check payable to the order of the Company), (ii) shares of Stock owned by the Optionee, (iii) non-statutory options granted under this Plan and held by the Optionee (provided, however, that the purchase price of Stock acquired under an incentive stock option may not be paid in options), or (iv) any combination of the foregoing methods.  Shares of Stock tendered in payment on the exercise of an option shall be valued at their fair market value determined as described in Section 5(a) above, provided that the date of determination shall be the date of exercise.  The fair market value of options tendered in payment upon exercise of other options shall be the fair market value of the underlying Stock, determined as aforesaid, less the total exercise price of the options.  In addition, at the request of the Optionee, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a “cashless exercise” of an option (i.e., the assignment to the Company of the proceeds from a sale of Stock acquired upon exercise of the option or from the proceeds of a loan from a brokerage firm).  If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person.  An Optionee shall have none of the rights of a stockholder merely by virtue of being an option holder until the shares of Stock are issued to him.

(d)           Effect of Termination of Employment.

(i)           An option may not be exercised after the Optionee has ceased to be in the employ of the Company or any Subsidiary for any reason other than the Optionee’s death, Disability or Involuntary Termination Without Cause.  A cessation of employment, for purposes of incentive stock options only, shall be deemed to occur on the 91st day of a leave of absence unless the Optionee’s reemployment rights are guaranteed by law or by contract.  “Cause” shall mean any act, action or series of acts or actions or any omission, omissions or series of omissions which result in, or which have the effect of resulting in, (i) the commission of a crime by the Optionee involving moral turpitude, which crime has a material adverse impact on the Company or any Subsidiary or which is intended to result in the personal enrichment of the Optionee at the expense of the Company or one of its Subsidiaries, (ii) a material violation of the Optionee’s responsibilities, or the Optionee’s gross negligence or willful misconduct, or (iii) the continuous, willful failure of the person in question to follow the reasonable directives of the Board.  “Disability” shall mean the inability or failure of a person to perform those duties for the Company or any Subsidiary traditionally assigned to and performed by such person because of the person’s then-existing physical or mental condition, impairment or incapacity.  The fact of disability shall be determined by the Committee, which may consider such evidence as it considers desirable under the circumstances, the determination of which shall be final and binding upon all parties.  “Involuntary Termination Without Cause” shall mean either (i) the dismissal of, or the request for the resignation of, a person, by court order, order of any court-appointed liquidator or trustee of the Company or the order or request of any creditors’ committee of the Company constituted under the Federal bankruptcy laws, provided that such order or request contains no specific reference to Cause, or (ii) the dismissal of, or the request for the resignation of, a person, by a duly constituted corporate officer of the Company or any Subsidiary, or by the Board, for any reason other than for Cause.

(ii)           During the three months after the date of the Optionee’s Involuntary Termination Without Cause, the Optionee shall have the right to exercise the options granted under this Plan, but only to the extent the options were exercisable on the date of the cessation of the Optionee’s employment.

(iii)           During the 12 months after the Optionee’s employment with the Company or any Subsidiary ceases as a result of the Optionee’s Disability, the Optionee shall have the right to exercise the options granted under this Plan, but only to the extent the options were exercisable on the date of the cessation of the Optionee’s employment.

(iv)           In the event of the death of the Optionee while employed or, in the event of the death of the Optionee after cessation of employment described in subparagraph (ii) or (iii) above, but within the three-month or 12-month period described in subparagraph (ii) or (iii) above, the options granted under this Plan shall be exercisable until the expiration of 12 months following the Optionee’s death, but only to the extent the option was exercisable on the date of the cessation of the Optionee’s employment.  During such extended period, the option may be exercised by the person or persons to whom the deceased Optionee’s rights under the option shall pass by will or by the laws of descent and distribution.  The provisions of this subparagraph (iv) shall apply to any outstanding options which are incentive stock options to the extent permitted by Sections 421 and 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the death of the Optionee, be treated for all purposes of this Plan as non-statutory stock options and shall be exercisable as such as provided in this subparagraph (iv).

(v)           In no event shall any option be exercisable beyond the applicable exercise period determined pursuant to Section 5(b) of this Plan.  Nothing in this Plan or in any option granted pursuant to this Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or Subsidiary to terminate his employment at any time.

(e)           Nontransferability of Options.  Except as otherwise set forth herein, during the lifetime of an Optionee, options held by such Optionee shall be exercisable only by him, and no option shall be transferable other than by will or the laws of descent and distribution.  Notwithstanding the foregoing, the Committee, in its absolute discretion, may grant non-statutory stock options that may be transferred without consideration, in whole or in part, by the Optionee to (i) the Optionee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Optionee”s household (other than a tenant or employee) (“Family Members”), (ii) a trust in which Family Members (or the Optionee) have more than 50% of the beneficial interest, (iii) a foundation in which Family Members (or the Optionee) control the management of assets, or (iv) any other entity in which Family Members (or the Optionee) own more than 50% of the voting interests.  In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee.  The transferee and the transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.  The provisions of this Plan, including, but not limited to, those set forth in Section 5(b) and (d), shall continue to apply with respect to the Optionee and the option shall be exercisable by the transferee only to the extent and for the periods specified herein and in any applicable option agreement.  To the extent required by applicable law, the Optionee shall remain subject to withholding taxes upon exercise of any transferred option by the transferee.

(f)           Adjustments for Change in Stock Subject to Plan.  In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company, corresponding adjustments automatically shall be made to the number and kind of shares available for issuance under this Plan, the number and kind of shares covered by outstanding options under this Plan and the exercise price per share for outstanding options.  In addition, the Committee may make such other adjustments as it determines to be equitable.  Adjustments under this Section 5(f) shall, to the extent practicable and applicable, be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of incentive stock options, Section 424(a) of the Code.

(g)           Acceleration of Exercisability of Options Upon Occurrence of Certain Events.  In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then-outstanding voting securities of the Company, all outstanding options under this Plan shall become exercisable in full, notwithstanding any other provision of this Plan or of any outstanding options granted thereunder, on and after (i) the 15th day prior to the effective date of such merger, consolidation, sale, transfer or acquisition, or (ii) the date of commencement of such tender offer or exchange offer, as the case may be.  The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of this Plan as non-statutory stock options and shall be immediately exercisable as such, as provided in the foregoing sentence.  Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option determined pursuant to Sections 5(b) and 5(d).

(h)           Registration, Listing and Qualification of Shares of Stock.  Each option shall be subject to the requirement that if at any time the Board shall determine that the registration, listing or qualification of shares of Stock covered thereby upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.  The Company may require that any person exercising an option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

(i)           Other Terms and Conditions.  The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

6.           Additional Provisions Applicable to Incentive Stock Options.  The Committee may, in its discretion, grant options under this Plan which constitute “incentive stock options” within the meaning of Section 422 of the Code to eligible employees of the Company and its “subsidiary corporations” within the meaning of Section 424(f) of the Code; provided, however, that the aggregate market value of the Stock (determined as of the date the incentive stock option is granted) with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year shall not exceed $100,000 or such other limitation set forth in Section 422(d) of the Code.

7.           Effectiveness of the Plan.  This Plan shall be effective as of November 8, 2007 subject to approval by the stockholders of the Company at the Annual Meeting of Stockholders to be held on December 14, 2007.

8.           Amendment and Termination.  The Board may at any time amend this Plan or the terms of any option outstanding under this Plan; provided, however, that, except as contemplated in Section 5(f), the Board shall not, without approval by a majority of the votes cast by the stockholders of the Company at a meeting of stockholders at which a proposal to amend this Plan is voted upon, (i) increase the maximum number of shares of Stock for which options may be granted under this Plan, or (ii) except as otherwise provided in this Plan, amend the requirements as to the class of employees eligible to receive options.  The Board may terminate this Plan at any time.  Unless this Plan shall theretofore have been terminated, this Plan shall terminate, and no option shall be granted hereunder after, September 20, 2017.  No amendment or termination of this Plan or any option outstanding under this Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee.

9.           Withholding.  It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of an option that the Optionee (or any beneficiary or person entitled to act under Section 5(d) hereof) remit to the Company, or make arrangements satisfactory to the Company to pay through payroll withholding or otherwise, such amount as may be requested by the Company to meet any Federal, foreign, state or local tax withholding obligations with respect to such exercise.  If the amount requested is not paid, the Company may refuse to issue such shares of Stock.

10.           Compliance with Code Section 409A.  It is generally intended that the Plan and all option grants hereunder either comply with, or meet the requirements for an exemption from, Section 409A of the Code, and the Plan shall be operated and administered accordingly.  To the extent that any option grants hereunder may provide for the deferral of compensation within the meaning of Section 409A of the Code, the Company intends that such option grants shall comply with Section 409A of the Code, and the Committee shall determine and interpret the terms of such option grants consistent with such intent.  Notwithstanding any other provisions of the Plan or any option agreement, the Company does not guarantee to any Optionee (or any other person with an interest in an option award) that the Plan or any option grant hereunder complies with or is exempt from Section 409A, and shall not indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or be exempt under Section 409A.

11.           Other Actions.  Nothing contained in this Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under this Plan with respect to any employee or other person, firm, corporation or association.

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